UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §24.14a-12

WILMINGTON TRUST CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Commencing March 15, 2011, Wilmington Trust Corporation sent the following communication to its common stockholders.

Wilmington Trust Corporation Rodney Square North 1100 North Market Street Wilmington, DE 19890-0001

March 11, 2011

Dear Holders of Wilmington Trust common stock:

We previously mailed proxy materials to you for the special meeting of the common stockholders of Wilmington Trust Corporation to be held on March 22, 2011, to consider the merger of Wilmington Trust and M&T Bank Corporation (M&T).  According to our records, we have not yet received your vote.

Our Board of Directors recommends that stockholders vote “FOR” the adoption of the merger agreement, and “FOR” the approval of the adjournment, postponement, or continuation of the special meeting, if necessary, to solicit additional proxies in favor of the adoption of the merger agreement, each as set forth in the proxy statement that was sent to you several weeks ago.

Moreover, proxy advisory firms ISS Proxy Advisory Services, Taft-Hartley Advisory Services, Glass Lewis & Co., and Egan-Jones Proxy Services have each announced that they recommended a vote “FOR” the adoption of the merger agreement, and “FOR” the approval of the adjournment, postponement, or continuation of the special meeting, if necessary, to solicit additional proxies in favor of the adoption of the merger agreement.

Your vote is extremely important and your shares cannot be voted unless you give your specific instructions.  Please vote today by using the toll-free telephone voting service or the Internet.  Voting instructions are located on the enclosed voting instruction form (VIF).  You may also vote by signing, dating, and returning the VIF in the provided envelope.

If you have any questions regarding voting, you may call our proxy solicitor, Morrow & Co., LLC, toll-free at
(800) 662-5200.

Sincerely,

Wilmington Trust Corporation

Donald E. Foley
Chief Executive Officer
*           *           *
In connection with the proposed merger, we have filed a definitive proxy statement with the SEC on February 14, 2011, which was included in the registration statement on Form S-4 filed with the SEC on February 7, 2011 by M&T.  Investors are urged to read the proxy statement, along with any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because those documents do and will contain important information.  Free copies of the proxy statement, as well as other documents relating to this transaction that Wilmington Trust and/or M&T file with the SEC, are and will be available at:

•	The SEC’s Web site at www.sec.gov.
•	Wilmington Trust’s Web site at www.wilmingtontrust.com, in the Investor Relations section and then under the “SEC Filings” heading.
•	M&T’s Web site at www.mtb.com, in the Investor Relations section and then under the “SEC Filings” heading.

Under SEC rules, the directors, executive officers, other members of management, and employees of Wilmington Trust and M&T may be deemed to be participants in the solicitation of proxies of Wilmington Trust’s stockholders in connection with the proposed merger. Information regarding the persons who may be considered participants under SEC rules in the solicitation of stockholders in connection with the merger is contained in the proxy statement. Information about Wilmington Trust’s executive officers and directors is in Wilmington Trust’s Form 10-K filed with the SEC on March 1, 2011.  Information about M&T’s executive officers and directors is in its Form 10-K filed with the SEC on February 22, 2011.  Free copies of these documents are available on the Web sites listed above.